Second Quarter 2020 Earnings Call August 2020

Forward-Looking Statements This presentation and responses to various questions contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements present our current expectations and projections relating to our business, financial condition and results of operations, and do not refer to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “likely” and other words and terms of similar meaning. The forward-looking statements include statements regarding: the Company’s ability to drive future growth; the Company’s expectations with regards to the UK subsidiary’s repayment of its outstanding debt obligations; our expectations regarding the impact of COVID-19 as well as related government actions and stimulus programs, on our business, customers, results of operations and financial condition, including on loan originations, demand for our products, credit quality, marketing expense and net charge-offs; our expectations regarding the cumulative loss rate as a percentage of originations for the 2019 and 2020 vintages; our expectations with respect to our liquidity position and requirements for additional debt to fund loans; our expectations with respect to our stock repurchase plan; and our expectations regarding the cost of customer acquisition, new customer originations, and the efficacy and cost of our marketing efforts. Forward‐looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: the effect of the COVID-19 pandemic and various policies being implemented to prevent its spread on the Company’s business, financial condition and results of operations; the Company’s limited operating history in an evolving industry; the Company’s ability to grow revenue and maintain or achieve consistent profitability in the future; new laws and regulations in the consumer lending industry in many jurisdictions that could restrict the consumer lending products and services the Company offers, impose additional compliance costs on the Company, render the Company’s current operations unprofitable or even prohibit the Company’s current operations; scrutiny by regulators and payment processors of certain online lenders’ access to the Automated Clearing House system to disburse and collect loan proceeds and repayments; a lack of sufficient debt financing at acceptable prices or disruptions in the credit markets; the impact of competition in our industry and innovation by our competitors; our ability to prevent security breaches, disruption in service and comparable events that could compromise the personal and confidential information held in our data systems, reduce the attractiveness of our platform or adversely impact our ability to service loans; and other risks related to litigation, compliance and regulation. Additional factors that could cause actual results to differ are discussed under the heading "Risk Factors" and in other sections of the most recent Annual Report on Form 10-K; most recent Form 10-Q and in the Company's other current and periodic reports filed from time to time with the SEC. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements regarding risks and uncertainties that are included in our public communications. You should evaluate all forward-looking statements made in this presentation in the context of these risks and uncertainties. Neither we nor any of our respective agents, employees or advisors intend or have any duty or obligation to supplement, amend, update or revise any of the forward-looking statements contained in this presentation. This presentation also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Neither we nor any other person makes any representation as to the accuracy or completeness of such data or undertakes any obligation to update such data after the date of this presentation. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk. The information and opinions contained in this presentation are provided as of the date of this presentation and are subject to change without notice. This presentation has not been approved by any regulatory or supervisory agency. See Appendix for additional information and definitions. 2

Elevate is reinventing non-prime credit with online products that provide financial relief today, and help people build a brighter financial future. We, along with the banks that license our technology, have originated $8.5 billion to 2.5 million customers1 and have saved them more than $7.3 billion over payday loans2 33

COVID-19 Impact Operational Customer Credit • Continued work from home • Existing brand features • Consumers exhibiting restraint • 100% online – No late or NSF fees • Reduced loan originations – Payment flexibility • Decrease in demand and • Additional features utilization – Multiple extension forbearance periods at • Positive post-deferral no cost customer behavior – Options to restructure terms and rate 4

Non-Prime Sentiment Tracker Day-to-day expenses less manageable Respondents with more debt than savings “Overall, compared to a year ago, are your day-to-day expenses more manageable, about the same, or less manageable?” CNMC Non-prime Tracker, July 2020 Self-Reported Savings vs Debt $ Amounts; CNMC Non-prime Tracker, July 2020 – Marketing Analytics Pre-COVID avg reflects March 2019 through February 2020 5

Second Quarter 2020 Summary Revenue of Net income Adjusted Record $118 million, a from continuing earnings of Adjusted decrease of operations $17 million, or EBITDA 22% YoY1 increased 92% $0.40 per fully margin of YoY to $16 diluted share2 38%2 million1 Adjusted earnings and Adjusted EBITDA margin are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. 6

Business Updates • Exit of U.K. Market – Continued regulatory uncertainty – $7.5 million Q2 net loss • Operating expense reduction plan implemented – 17% reduction of U.S. workforce – Suspension of 2020 bonus plan – Reduction of executive salaries and board compensation 7

Key Financial Measures ($ in millions) Ending Combined Loans Revenue 1 Receivables - Principal $649 $618 $607 $787 $554 $481 $673 $639 $414 $580 $356 $434 $310 $202 $280 $274 2014 2015 2016 2017 2018 2019 1H 2019 1H 2020 2014 2015 2016 2017 2018 2019 1H 2019 1H 2020 Adjusted EBITDA2 Adjusted Earnings / (Loss) 3 $127 $116 $26 $28 $13 $19 $87 $76 $80 $60 $6 $19 As adjusted As adjusted As adjusted As adjusted (-$20) (-$22) (-$55) (-$53) 2014 2015 2016 2017 2018 2019 1H 2019 1H 2020 2014 2015 2016 2017 2018 2019 1H 2019 1H 2020 Ending combined loans receivable – principal, Adjusted EBITDA and Adjusted Earnings are non-GAAP financial measures. See appendix for a reconciliation to a GAAP measure. U.K. operations presented in 2014-2018 only. 8

Credit Quality and Customer Acquisition Cost Cumulative principal loss rates as a percentage of Customer Acquisition Cost originations by loan vintage 35% $325 30% $300 $297 $293* 25% $275 20% 2017 2018 $255 $256 $245 $250 2019 15% $241 $235 $237 $225 10% YTD 2020 $200 5% 0% $175 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33 34 35 36 37 38 39 40 41 2013 2014 2015 2016 2017 2018 2019 YTD 2020 Months since origination CAC Top Target Range $300 Bottom Target Range $250 2013 2014 2015 2016 2017 2018 2019 YTD 2020 The 2019 and 2020 vintages are not yet fully mature from a loss perspective. U.K. operations are only presented in the 2013-2018 CAC. U.K. operations are only presented in the 2013-2017 vintages. *YTD 2020 represents limited marketing expense and customer acquisition. 9

Margin Profile % of Gross Revenues 2017 2018 2019 2Q 2019 2Q 2020 Gross Revenue 100% 100% 100% 100% 100% Loan Loss Provision 53% 52% 51% 45% 35% Direct Marketing and 14% 13% 7% 9% 2% Other Cost of Sales Gross Margin 33% 35% 42% 46% 63% Operating Expenses 20% 20% 22% 23% 25% Adjusted EBITDA 1 13% 15% 20% 23% 38% Margin Adjusted EBITDA margin is a non-GAAP financial measure. See Appendix for a reconciliation to GAAP measure. U.K. operations presented in 2017-2018 only. 10

We believe everyone deserves a lift. 1111

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Footnotes Page 3: 1 Originations and customers from 2002-June 2020, attributable to the combined current, predecessor direct, discontinued operations and branded products. 2 For the period from 2013 to June 30, 2020. Based on the average effective APR of 107% for the six months ended June 30, 2020. This estimate, which has not been independently confirmed, is based on our internal comparison of revenues from our combined loan portfolio and the same portfolio with an APR of 400%, which is the approximate average APR for a payday loan according to the Consumer Financial Protection Bureau, or the "CFPB.“ Page 6: 1 Excludes results from discontinued operations in accordance with GAAP. 2 Adjusted earnings and Adjusted EBITDA margin are not financial measures prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation to a GAAP measure. Page 8: 1 Ending combined loans receivable - principal is a non-GAAP financial measure. See the appendix for a reconciliation to a GAAP measure. 2 Adjusted EBITDA is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. 3 Adjusted earnings is not a financial measure prepared in accordance with GAAP. See the appendix for a reconciliation to a GAAP measure. Page 10: 1 Adjusted EBITDA margin is not a financial measure prepared in accordance with GAAP. Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue. See the appendix for a reconciliation of Adjusted EBITDA to a GAAP measure. 13

Non-GAAP financials reconciliation – Adjusted EBITDA Year ended Three months ended June 30, Six months ended June 30, December 31, ($mm) 2020 2019 2020 2019 2019 Net income from continuing operations $ 16 8 24 19 $ 26 Adjustments: Net interest expense 12 17 26 35 63 Stock-based compensation 3 3 5 5 10 Depreciation and amortization 5 4 9 8 16 Non-operating expense 1 - 6 - 1 Income tax expense 8 2 10 9 11 Adjusted EBITDA $ 45 34 80 76 $ 127 Adjusted EBITDA Margin 38% 23% 29% 24% 20% UK operations excluded as discontinued operations in 2019-2020. Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, net interest expense, goodwill impairment loss, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. 14

Non-GAAP financials reconciliation – Adjusted EBITDA (continued) For the years ended December 31, ($mm) 2018 2017 2016 2015 2014 Net income (loss) $ 13 (7) (22) (20) $ (55) Adjustments: Net interest expense 79 73 64 37 13 Stock-based compensation 8 6 2 1 1 Foreign currency transaction (gain) loss 2 (3) 9 2 1 Depreciation and amortization 13 10 11 9 8 Non-operating expense (income) - (2) - (6) - Income tax expense (benefit) 1 10 (3) (5) (21) Adjusted EBITDA $ 116 87 60 19 $ (53) Adjusted EBITDA Margin 15% 13% 10% 4% -19% UK operations presented in 2014-2018. Adjusted EBITDA is a non-GAAP financial measure. The Company’s Adjusted EBITDA guidance does not include certain charges and costs. The adjustments in future periods are generally expected to be similar to the kinds of charges and costs excluded from Adjusted EBITDA in prior periods, such as the impact of income tax benefit or expense, non-operating income, net interest expense, goodwill impairment loss, share-based compensation expense, and depreciation and amortization expense, among others. The Company is not able to provide a reconciliation of the Company’s non-GAAP financial guidance to the corresponding GAAP measure without unreasonable effort because of the uncertainty and variability of the nature and amount of these future charges and costs. 15

Non-GAAP financials reconciliation – Adjusted Earnings Year ended Three months ended June 30, Six months ended June 30, December 31, ($mm) 2020 2019 2020 2019 2019 Net income from continuing operations $ 16 8 24 19 $ 26 Adjustments: Impact of contingent loss related to a legal matter 1 - 6 - - Cumulative tax effect of adjustments - - (2) - - Adjusted earnings $ 17 8 28 19 $ 26 Diluted earnings per share $ 0.38 0.19 0.56 0.44 $ 0.59 Adjustments: Impact of contingent loss related to a legal matter 0.03 - 0.13 - - Cumulative tax effect of adjustments (0.01) - (0.04) - - Adjusted diluted earnings per share $ 0.40 0.19 0.65 0.44 $ 0.59 UK operations excluded as discontinued operations in 2019-2020. Adjusted earnings and Adjusted diluted earnings per share are non-GAAP financial measures. The Company’s Adjusted earnings exclude the impact of a contingent loss related to a legal matter and the cumulative tax effect of the contingent loss adjustment. Adjusted diluted earnings per share is Adjusted earnings divided by diluted weighted shares outstanding for the period. 16

Non-GAAP financials reconciliation – Adjusted Earnings (continued) For the years ended December 31, ($mm) 2018 2017 2016 2015 2014 Net income (loss) $ 13 (7) (22) (20) $ (55) Adjustments: Tax Cuts and Jobs Act tax expense - 13 - - - Adjusted earnings (loss) $ 13 6 (22) (20) $ (55) Diluted earnings (loss) per share $ 0.28 (0.20) (1.74) (1.59) $ (4.64) Adjustments: Tax Cuts and Jobs Act tax expense - 0.37 - - - Adjusted diluted earnings (loss) per share $ 0.28 0.17 (1.74) (1.59) $ (4.64) UK operations presented in 2014-2018. Adjusted earnings and Adjusted diluted earnings per share are non-GAAP financial measures. The Company’s Adjusted earnings exclude the impact of the Tax Cuts and Jobs Act tax expense. Adjusted diluted earnings per share is Adjusted earnings divided by diluted weighted shares outstanding for the period. 17

Combined loans reconciliation (excluding UK)

Combined Loan Adjustment Summary

(dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Company Owned Loans					
Loans receivable – principal, current, company owned	387,939	486,396	530,463	507,551	484,131
Loans receivable – principal, past due, company owned	18,917	53,923	58,489	59,240	47,846
Loans receivable – principal, total, company owned	406,856	540,319	588,952	566,791	531,977
Loans receivable – finance charges, company owned	25,606	31,621	33,033	31,698	27,472
Loans receivable – company owned	432,462	571,940	621,985	598,489	559,449
Allowance for loan losses on loans receivable, company owned	(59,438)	(76,188)	(79,912)	(80,537)	(65,889)
Loans receivable, net, company owned	373,024	495,752	542,073	517,952	493,560
Third Party Loans Guaranteed by the Company					
Loans receivable – principal, current, guaranteed by company	6,755	12,606	17,474	18,633	21,099
Loans receivable – principal, past due, guaranteed by company	117	564	723	697	596
Loans receivable – principal, total, guaranteed by company[1]	6,872	13,170	18,197	19,330	21,695
Loans receivable – finance charges, guaranteed by company[2]	550	1,150	1,395	1,553	1,676
Loans receivable – guaranteed by company	7,422	14,320	19,592	20,883	23,371
Liability for losses on loans receivable, guaranteed by company	(1,156)	(1,571)	(2,080)	(1,972)	(1,983)
Loans receivable, net, guaranteed by company[2]	**6,266**	**12,749**	**17,512**	**18,911**	**21,388**

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

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Combined loans reconciliation - continued (excluding UK)

Combined Loan Adjustment Summary

(dollars in thousands)	Jun 30, 2020	Mar 31, 2020	Dec 31, 2019	Sep 30, 2019	Jun 30, 2019
Combined Loans Receivable[3]					
Combined loans receivable – principal, current	394,694	499,002	547,937	526,184	505,230
Combined loans receivable – principal, past due	19,034	54,487	59,212	59,937	48,442
Combined loans receivable – principal	413,728	553,489	607,149	586,121	553,672
Combined loans receivable – finance charges	26,156	32,771	34,428	33,251	29,148
Combined loans receivable	439,884	586,260	641,577	619,372	582,820
Combined Loan Loss Reserve[3]					
Allowance for loan losses on loans receivable, company owned	(59,438)	(76,188)	(79,912)	(80,537)	(65,889)
Liability for losses on loans receivable, guaranteed by company	(1,156)	(1,571)	(2,080)	(1,972)	(1,983)
Combined loan loss reserve	(60,594)	(77,759)	(81,992)	(82,509)	(67,872)

[1] Represents loans originated by third-party lenders through the CSO programs, which are not included in our financial statements.
[2] Represents finance charges earned by third-party lenders through CSO programs, which are not included in our financial statements.
[3] Non-GAAP measure.

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